UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41895	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive
Suite 400
Houston, TX	77007
(Address of principal executive offices)	(Zip Code)

(713) 424-4247

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended & Restated Revolving Credit Facility

On March 26, 2025, Prairie Operating Co. (the “Company” or “Prairie”), as borrower, amended and restated that certain reserve-based credit agreement, dated as of December 16, 2024, with Citibank, N.A., as administrative agent, and the financial institutions party thereto (the “A&R Credit Agreement”). The A&R Credit Agreement has a maximum credit commitment of $1.0 billion. As of March 26, 2025, the A&R Credit Agreement has a borrowing base of $475.0 million and an aggregate elected commitment of $475.0 million. The A&R Credit Agreement includes a $47.5 million sublimit for the issuance of letters of credit. As of March 26, 2025, $377.0 million of revolving borrowings and no letters of credit were outstanding under the A&R Credit Agreement, leaving $3.0 million of available capacity thereunder for future borrowings and letters of credit. The loans may be borrowed, repaid and reborrowed during the term of the A&R Credit Agreement.

The borrowing base is subject to semi-annual redeterminations based upon the value of the Company’s oil and gas properties as determined in a reserve report, subject to certain interim redeterminations. The reserve report will be dated as of January and July of each year with the January reserve report prepared by a third-party engineer and the July report prepared by either a third-party engineer or the Company’s internal petroleum engineer.

The A&R Credit Agreement requires that the Company and its restricted subsidiaries that are guarantors thereunder provide a first-priority security interest in the Company’s oil and gas properties (such that those properties subject to the security interest represent at least 90% of PV-9 (as defined in the A&R Credit Agreement) of the Company’s borrowing base properties) and substantially all of the Company’s personal property assets, subject to customary exceptions.

The A&R Credit Agreement is scheduled to mature on March 26, 2029.

The A&R Credit Agreement contains various restrictive covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to, subject to certain exceptions: (i) incur indebtedness; (ii) incur liens; (iii) declare or pay dividends, distributions or make other restricted payments; (iv) repay or redeem other indebtedness; (v) make investments; (vi) change their respective lines of business or acquire or make any expenditures in oil and gas properties outside the U.S.; (vii) sell or discount receivables; (viii) acquire or merge with any other company; (ix) sell assets or equity interests of the Company’s subsidiaries; (x) enter into or terminate certain hedge agreements; (xi) enter into transactions with affiliates; (xii) own any subsidiary that is not organized in the United States; (xiii) enter into certain contracts or agreements that prohibit or restrict liens on property in favor of the administrative agent or restrict any restricted subsidiary from paying dividends or making distributions; (xiv) allow gas imbalances, take-or-pay or other prepayments with respect to the Company’s proved oil and gas properties; (xv) engage in certain marketing activities; (xvi) enter into sale and leasebacks; and (xvii) make or incur any capital expenditure or leasing or acquisition expenditure in oil and gas properties that are not borrowing base properties.

Beginning April 1, 2025, the A&R Credit Agreement requires the Company and its restricted subsidiaries to always hedge not less than 80% of projected production from their proved developed producing reserves and certain wells through March 31, 2028.

The A&R Credit Agreement also contains financial maintenance covenants requiring the Company to maintain, for each fiscal quarter commencing with the fiscal quarter ending March 31, 2025, a Net Leverage Ratio (as defined in the A&R Credit Agreement) of no greater than 3.00 to 1.00 and a Current Ratio (as defined in the A&R Credit Agreement) of at least 1.00 to 1.00. The A&R Credit Agreement includes conditional equity cure rights that will enable the Company to cure certain breaches of these financial maintenance covenants.

Amounts outstanding under the A&R Credit Agreement bear interest based upon, at the Company’s election, Term SOFR or Alternate Base Rate (each as defined in the A&R Credit Agreement), as applicable, plus an additional margin which is based on the percentage of the borrowing base being utilized, ranging from 2.75% to 3.75 % per annum for Term SOFR loans (plus a 0.10% per annum adjustment) and 1.75 % to 2.75 % for Alternate Base Rate loans. There is also a commitment fee on the undrawn commitments, ranging from 0.375% to 0.50% based on the percentage of the borrowing base being utilized.

Obligations under the A&R Credit Agreement may be prepaid without premium or penalty, other than customary breakage costs.

The A&R Credit Agreement generally includes customary events of default for a reserve-based credit facility, some of which allow for an opportunity to cure. If an event of default relating to bankruptcy or other insolvency events occurs, the loans will immediately become due and payable; if any other event of default exists, the administrative agent or the requisite lenders will be permitted to accelerate the maturity of the loans.

The foregoing description of the A&R Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On March 26, 2025, in connection with the Bayswater Acquisition (as defined below), Prairie entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Bayswater (as defined below). Pursuant to the Registration Rights Agreement, among other things, the Company agreed to file a registration statement registering the resale of the Equity Consideration (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Subordinated Note

In connection with the closing and financing of the Bayswater Acquisition (as defined below), on March 26, 2025, the Company paid off approximately $3.2 million of the outstanding balance under the Amended and Restated Subordinated Note (the “Subordinated Note”), dated as of December 16, 2024, with First Idea Ventures LLC and The Hideaway Entertainment LLC (together, the “Noteholders”). Pursuant to the terms of the payoff letter, the Company and the Noteholders agreed that the remaining amount outstanding under the Subordinated Note of approximately $1.46 million shall be converted to principal, will accrue interest at a rate of 15% of per annum and all principal and other amounts owed (other than interest) pursuant to the Subordinated Note shall not be redeemable for any reason so long as the any Series F Convertible Preferred Stock of the Company remains outstanding.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 6, 2025, Prairie and certain of its subsidiaries entered into a Purchase and Sale Agreement (the “Original Bayswater PSA”) with Bayswater Resources LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater Exploration & Production, LLC (collectively, “Bayswater”). As previously disclosed, on March 14, 2025, the parties to the Original Bayswater PSA entered into an Amendment to the Original Bayswater PSA (the “Amendment”) to amend the Original Bayswater PSA (as so amended, the “Bayswater PSA”). Pursuant to the Bayswater PSA, the Company and certain of its subsidiaries agreed to acquire certain oil and gas assets from Bayswater (the “Acquired Properties”) for a purchase price of $602.75 million, subject to certain closing price adjustments, payable in cash and 3,656,099 shares of the Company’s common stock, par value $0.01 per share (the “Equity Consideration”). Among other assets, the Acquired Properties include Leases, Lands, Wells, Facilities and Equipment, Fee Mineral Interests, Disposal System and Surface Agreements (each as defined in the Bayswater PSA), in each case located in the Denver-Julesburg Basin, as well as appurtenant equipment, records, vehicles and other assets (including inventory hydrocarbons), but excluding certain excluded assets specified therein.

Effective as of March 26, 2025, upon the terms and conditions set forth in the Bayswater PSA, the Company completed its acquisition of the Acquired Properties (the “Bayswater Acquisition”). Upon the completion of the Bayswater Acquisition, the Company (1) paid the as-adjusted closing purchase price of approximately $483.5 million (approximately $467.5 million of which was paid to Bayswater and $15.0 million of which was deposited in escrow pending the Company’s acquisition of an interest in a Drillco partnership that Bayswater is expected to acquire and assign to the Company within 45 days after the closing of the Bayswater Acquisition), which amount is subject to customary post-closing adjustments, and (2) issued the Equity Consideration to Bayswater Exploration & Production, LLC.

The foregoing description of the Bayswater PSA and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to (1) the full text of the Original Bayswater PSA, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2025 and is incorporated herein by reference; and (2) the full text of the Amendment, which was filed as Exhibit 10.1 to the Current Report on Form 10-K filed with the SEC on March 17, 2025 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the A&R Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities that were sold in the Bayswater Acquisition were sold without registration under the Securities Act, in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder as securities offered and sold only to accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) in a transaction not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated as of March 26, 2025, by and among Prairie Operating Co., Citibank, N.A and the other lenders party thereto.

10.2	Registration Rights Agreement, dated as of March 26, 2025, by and between Prairie Operating Co. and Bayswater Resources LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater Exploration & Production, LLC.

104	Cover Page Interactive Date File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAIRIE OPERATING CO.

By:	/s/ Daniel T. Sweeney
Name:	Daniel T. Sweeney
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: April 1, 2025